Exhibit 5

                 NOTE, WARRANT AND UNIT PURCHASE AGREEMENT

TiVo Inc.
2160 Gold Street
PO Box 2160
Alviso, California  95002


The undersigned (the "Investor"), hereby confirms its agreement with you as follows:

1. This Note, Warrant and Unit Purchase Agreement (the "Agreement") is made as of the date set forth below between TiVo Inc., a Delaware corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of up to $51,750,000 aggregate principal amount of 7% Convertible Senior Notes due 2006 (each a "Note"), 2,536,766 warrants (each a "Five-Year Warrant") to purchase one share of TiVo common stock, par value $.001 per share (the "Common Stock") and 3,843,582 units (each a "Unit"), each consisting of (a) one warrant (each a "One-Year Warrant") to purchase one share of Common Stock and one warrant (each a "Five-Year Terminable Warrant" and, together with the Five-Year Warrants and the One-Year Warrants, the "Warrants"; the Notes and the Warrants are hereinafter referred to as the "Securities") to purchase ..33 of a share of Common Stock, to certain investors in a private placement (the "Offering"). Robertson Stephens, Inc., Thomas Weisel Partners LLC and Tucker Anthony Sutro Capital Markets, Inc. are acting as the exclusive placement agents (the "Placement Agents") in the offering of the Securities. The Notes are being issued pursuant to an Indenture, dated as of August 28, 2001 (the "Indenture") by and between the Company and The
Bank of New York, as trustee (the "Trustee"). The Five-Year Warrants are being issued pursuant to a Warrant Agreement, dated as of August 28, 2001 (the "Five-Year Warrant Agreement") by and between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"). The One-Year Warrants are being issued pursuant to a Warrant Agreement, dated as of August 28, 2001 (the "One-Year Warrant Agreement") by and between the Company and The Bank of New York, as warrant agent. The Five-Year Terminable Warrants are being issued pursuant to a Warrant Agreement, dated as of August 28, 2001 (the "Five-Year Terminable Warrant Agreement," and together with the Five-Year Warrant Agreement and the One-Year Warrant Agreement, the
"Warrant Agreements") by and between the Company and The Bank of New York, as warrant agent.

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will sell to the Investor $10,000,000.00 principal amount of Notes, 490,196 Five-Year Warrants to purchase one share of Common Stock (which number of Five-Year Warrants shall be equal to 49.0196 shares per $1,000 principal amount of Notes purchased by Investor hereunder) and 742,721 Units (which number of Units shall be equal to
74.2721 Units per $1,000 principal amount of Notes purchased by Investor hereunder), for an aggregate purchase price of $ 10,000,000.00 (the "Purchase Price"), pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Purchase Price shall be satisfied in the following manner: $5,000,000 in cash and $5,000,000 in broadcast and cable television advertising inventory on Investor's network pursuant to the terms and conditions of the Letter Agreement, dated as of the date hereof, between the Company and the Investor. The Company and the Investor agree that the fair value to the Company of the advertising inventory described above for which Securities will be issued is not less than $5,000,000. The Securities sold to Investors will be evidenced by certificated securities registered in the names of such Investors as more fully described in Annex I attached hereto.

4. All transferees of the Securities and the Common Stock into which the Securities are convertible or exercisable shall be bound by the transfer restrictions set forth herein and in the Indenture and the Warrant Agreements.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.



                                          Dated as of:  August 16, 2001

                                          NATIONAL BROADCASTING COMPANY, INC.
                                          -----------------------------------

                                          "INVESTOR"

                                          By: /s/ David Zaslav
                                          Print Name:David Zaslav
                                          Title:Executive Vice President
                                          Address:30 Rockefeller Plaza
                                          New York, NY 10112
AGREED AND ACCEPTED:
TIVO INC.

By: /s/ David H.Courtney
    -------------------------------
Print Name:  David H. Courtney
Title: Senior Vice President, Finance and
       Adminstration and Chief Financial Officer




                                  ANNEX I

              TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

         1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

         2. Agreement to Sell and Purchase the Securities; Subscription
Date.

         2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Securities set forth on the first page of the Agreement (the "First Page") to which these Terms and Conditions for Purchase of Securities are attached as Annex I at the purchase price set forth on such First Page (the "Purchase Price").

         2.2 The Company may enter into this same form of Agreement (except as to the form of consideration) with certain other investors (the "Other Investors") and may complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.") The Company will accept executed Agreements from the Investors for the purchase of Securities commencing upon the date on which the Company provides the Investors with the proposed purchase price for the Securities and concluding upon the date (the "Subscription Date") on which the Company has notified Robertson Stephens, Inc., on behalf of the Placement Agents, in writing that it is no longer accepting Agreements from Investors for the purchase of Securities.

         2.3 On August 24, 2001, Investor will wire in same-day funds the Purchase Price into an escrow account (the "Escrow Account"). The Escrow Account will be governed by an escrow agreement dated the date hereof (substantially in the form of Exhibit D hereto, the "Escrow Agreement") by and among the Company, the Investors and the escrow agent named therein. The funds held in the Escrow Account will be released as specified in the Escrow Agreement.

         2.4 Investor acknowledges that the Company intends to pay the Placement Agents a fee in respect of the sale of the Securities to the Investor and a financial advisor a fee in connection with the completion of the Offering. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Investor.

         3. Closing. The completion of the purchase and sale of the Securities (the "Closing") shall occur at the offices of Latham & Watkins, 505 Montgomery St., Suite 1900, San Francisco, California 94111, or such other place to be specified by the Company and the Placement Agents, and at such time (the "Closing Date") as the Investors will be notified in advance by the Placement Agents. The Notes sold to Investors will be evidenced by certificated securities and will be mailed to such Investors by overnight courier on the Closing Date to each such Investor's address set forth on a First Page hereto. Copies of such certificated Notes will be sent via facsimile to such Investors on the Closing Date. The Notes will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Notes sold to or held by "affiliates" of the Company (as defined in Rule 501(b) of Regulation D under the Securities Act, "Affiliates") may be imprinted with an additional legend that prohibits their transfer except in accordance therewith. The Warrants sold to Investors will be evidenced by certificated securities and will be mailed to such Investors by overnight courier on the Closing Date. Copies of such certificated Warrants will be sent via facsimile to such Investors on the Closing Date. The Warrants will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Warrants sold to or held by Affiliates may be imprinted with an additional legend that prohibits their transfer except in accordance therewith.

         The Company's obligation to issue the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) the tender to the Company of the Purchase Price; (b) Investors shall have tendered to the Company the aggregate purchase price for at least $40,000,000 of Securities in cash; (c) receipt by the Company of completed versions of Exhibit A and Exhibit B attached hereto from each Investor; (d) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing; (e) the execution and delivery by each of the Investors of the Registration Rights Agreement, dated as of August 28, 2001 (the "Registration Rights Agreement"); (f) the execution and delivery by the Trustee of the Indenture; (g) the execution and delivery by the Warrant Agent of each Warrant Agreement; and (h) no material controversy involving any of the Company's stockholders with respect to the Offering shall have arisen such that The Nasdaq Stock Market does not permit the issuance of the Securities without the approval of the Company's stockholders at a stockholder meeting.

         The Investor's obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) Investors shall have executed Agreements for the purchase of at least $40,000,000 principal amount of Notes and Warrants and shall have tendered to the Company for the purchase of the Securities at least $40,000,000 in cash; (b) the representations and warranties of the Company set forth herein shall be true and correct in all material respects; (c) the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing, including delivery of the opinion of counsel required by Section 4.17 hereof; (d) the execution and delivery by the Company and each of the Investors of the Registration Rights Agreement;
(e) the execution and delivery by the Company and the Trustee of the Indenture; (f) the execution and delivery by the Company and the Warrant Agent of each Warrant Agreement; and (g) no material controversy involving any of the Company's stockholders with respect to the Offering shall have arisen such that The Nasdaq Stock Market does not permit the issuance of the Securities without the approval of the Company's stockholders at a stockholder meeting.

         4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the private placement memorandum, dated August 16, 2001, delivered to the Investors (including the documents incorporated by reference therein and the documents attached as exhibits thereto (the "Memorandum"), in the Company's periodic reports on Forms 10-Q and 10-K, in the Company's definitive proxy statement on Form 14A and in the Company's current reports on Form 8-K as filed by the Company with the Securities and Exchange Commission in 2001 (the "SEC Documents"), and in the Company's press releases dated April 5, 2001 and July 10, 2001 (collectively, including the documents incorporated by reference therein, the "Company Information"), which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Investor, as follows:

         4.1 Organization. The Company is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its subsidiary, taken as a whole ("Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         4.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, the Indenture, the Notes, the Warrant Agreements, the Warrants and the Registration Rights Agreement (the "Operative Documents") and the Operative Documents have been duly authorized and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery of each Operative Document by the other parties thereto) constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Securities to be sold by the Company under the Agreements, the issuance by the Company of shares of Common Stock upon conversion of the Notes and exercise of the Warrants (the "Shares"), the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such conflict, violation or default is likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its property, where such conflict, violation or default is likely to result in a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreements, the valid issuance and sale of the Securities and the issuance of the Shares issuable upon conversion and exchange thereof, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

         4.4 Capitalization. Except for any shares, options, or shares issuable upon exercise of options issued pursuant to employee benefit plans disclosed in the Company's SEC Documents, the capitalization of the Company is as described in the Company's SEC Documents. The Securities have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued and fully paid. The Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Securities, will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated in the Memorandum or in the Company's SEC Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Except as disclosed in the Memorandum or the Company's SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

         4.5 Legal Proceedings. There is no material legal or governmental proceeding pending to which the Company is a party or of which the business or property of the Company is subject that is not disclosed in the Memorandum or Company's SEC Documents.

         4.6 No Violations. The Company is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably likely to have a Material Adverse Effect.

         4.7 Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

         4.8 Intellectual Property. (i) The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, "Intellectual Property") which are necessary to conduct its businesses as now or as proposed to be conducted by it as described in the SEC Documents, except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, and (iii) to the Company's knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.

         4.9 Financial Statements. The financial statements of the Company and the related notes contained in the Company's SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Company's SEC Documents and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

         4.10 No Material Adverse Change. Since April 30, 2001, there has not been any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has a Material Adverse Effect.

         4.11 Nasdaq Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market (the "Nasdaq Stock Market"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The Company has received written confirmation from the Nasdaq Stock Market, Inc. that, with respect to the Offering, the Company has satisfied its obligations under the shareholder approval requirements of the Nasdaq Stock Market's Marketplace Rules.

         4.12 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under where they were made, not misleading:

         (a) The Company's amended and restated annual report on Form 10-K for the year ended December 31, 2000, filed on April 9, 2001 (the
"10-K/A");

         (b) The Company's transition report on Form 10-K for the one-month transition period ended January 31, 2001, filed on April 30, 2001 (the "10-K")

         (c) The Company's quarterly report on Form 10-Q for the quarter ended April 30, 2001, filed on June 14, 2001;

         (d) The Company's current reports on Form 8-K, filed on February 1, 2001, February 14, 2001, February 28, 2001, March 15, 2001, March 19,
2001 and July 24, 2001; and

         (e) The Company's proxy statement for the 2001 annual meeting of stockholders, filed on April 30, 2001 (excluding the performance graph, the Compensation Committee Report and the Audit Committee Report contained therein).

         4.13 Listing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Securities and the listing of the Shares on the Nasdaq Stock Market.

         4.14 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds,
(iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         4.15 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         4.16 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         4.17 Legal Opinion. The Company shall cause to be delivered to the Investors and the Placement Agents by counsel to the Company a legal opinion substantially in the form attached hereto as Exhibit C.

         4.18 Securities Law Compliance. Assuming the accuracy of the representations and warranties of the Investors in the Agreements, it is not necessary to register the Securities or the Shares under the Securities Act of 1933, as amended (the "Securities Act"). The Five-Year Warrants are not of the same class (within the meaning of Rule 144A under the Securities
Act) as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system. Neither the Company nor any of its Affiliates has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security which is or could be integrated with the sale of the Securities or the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Company shall comply with all applicable laws, including the Securities Act, and any applicable state securities laws in connection with the offer and sale of the Shares and other securities and property deliverable, (i) upon conversion of the Notes and (ii) upon exercise of the Warrants.

         4.19 Accountants. Arthur Andersen LLP, which has expressed its opinion with respect to the financial statements set forth in the 10-K/A and the 10-K, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

         4.20 Contracts. The contracts described in the SEC Documents or attached as exhibits thereto that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which breach or default would have a Material Adverse Effect.

         4.21 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to have a Material Adverse Effect.

         4.22 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         4.23 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, all of which insurance is in full force and effect.

         4.24 Reports. The Company shall file the reports required to be filed by it under the Exchange Act, including the rules, regulations and polices adopted by the Commission thereunder, in a timely manner in accordance with the requirements of the Exchange Act, and if at any time the Company is not required to file such reports, the Company shall (i) upon the request of any holder of the Five-Year Warrants, make available such information as necessary to permit sales of such Five-Year Warrants pursuant to Rule 144A under the Securities Act and (ii) upon the request of any holder of the Notes, the One-Year Warrants or the Five-Year Terminable Warrants, make available the same information as provided to a holder of Five-Year Warrants pursuant to the preceding clause (i).

         4.25 Listing of Warrants on The Nasdaq Stock Market. The Company shall use its reasonable best efforts to apply for listing of the Warrants on The Nasdaq Stock Market if (i) the Company has received a written request to so list the Warrants from the holders of at least an aggregate of 25% of the Warrants outstanding as of the date of original issuance and such request contains a covenant that such holders shall reimburse, severally and not jointly, the Company for all fees and expenses, including reasonable attorneys' fees, that the Company reasonably incurs in connection therewith; (ii) at the time of the receipt of such request and at the time of such listing, the Warrants qualify for designation as a Nasdaq National Market or Nasdaq Small Cap Market security that may be listed on The Nasdaq National Market or The Nasdaq Small Cap Market, respectively; and (iii) the Company determines, at the time of the receipt of such request and at the time of such listing, that it can so list the Warrants in compliance with the rules and regulations of the Securities and Exchange Commission.

         4.26 Disclosure. The Memorandum, as of its date and as of the date hereof, does not, and, as of the Closing Date, will not, contain an untrue statement of a material fact or an omission to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.27 No Trigger of Antidilution Provisions. None of the execution, delivery or performance of this Agreement by the Company will trigger any antidilution adjustment with respect to the exercise or conversion price of any securities of the Company outstanding as of the date hereof.

         5. Representations, Warranties and Covenants of the Investor.

         5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor has reviewed the Memorandum, the Notes, the Indenture, the Warrant Agreements, and the Registration Rights Agreement, together with the Investor's professional advisors, if any; (ii) the Investor has had an opportunity to ask the Company's representatives questions regarding the offering and receive answers from the Company;
(iii) the Investor has been afforded an opportunity to request from the Company, and to review, all additional information the Investor considered to be necessary to verify the accuracy of or to supplement the information in the Memorandum; (iv) the Investor is either (a) an institutional "accredited investor" (as defined under Rule 501(a) (1), (2), (3), or (7) of Regulation D under the Securities Act) or (b) an individual "accredited investor" (as defined under Rule 501(a)(5) or (6) of Regulation D under the Securities Act), and the Investor is also knowledgeable, sophisticated and experienced in making and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities and the Shares, including investments in securities issued by comparable companies; (v) by reason of the Investor's business or financial experience, or that of the Investor's financial advisor, Investor is capable of evaluating the merits and risks of an investment in the Securities and the Shares and of protecting the Investor's own interests in connection with the transaction; (vi) the Investor has adequate means to provide for the Investor's financial needs with no expectation of a return on the Investor's investment, including a complete loss of the investment; (vii) the Investor understands that the Securities and the Shares have not been registered under the Securities Act and may not be resold unless they are so registered or unless an exemption from registration is available; (viii) the Investor is acquiring the Securities for Investor's own account, for investment only and not with a view toward their distribution within the meaning of the Securities Act;
(ix) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (x) the Investor has answered all questions on the first page of the Agreement, the Securities Questionnaire attached hereto as Exhibit A and Selling Securityholder Notice and Questionnaire attached hereto as Exhibit B, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (xi) the Investor will notify the Company immediately of any change in any of such information in the Securities Questionnaire or the Selling Securityholder Notice and Questionnaire until such time as the Registration Statement is declared effective; and (xii) the Investor has, in connection with its decision to purchase the number of Securities set forth on the first page of the Agreement, relied only upon the Company Information provided to the Investor by the Company in contemplation of this offering and the representations and warranties of the Company contained herein. Investor understands that its acquisition of the Securities and the Shares has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein.

The Investor acknowledges, represents and agrees that if it resells or transfers the Securities or the Shares, it will do so only:

         (a) to the Company or any of its subsidiaries;

         (b) with respect to the Five-Year Warrants and, in the event the Shares become eligible for resale or transfer under Rule 144A under the Securities Act, the Shares, to a qualified institutional buyer in compliance with Rule 144A;

         (c) to an accredited investor (as defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes (i) to the Trustee, as registrar for the Notes, a signed letter substantially in the form of Exhibit B to the Indenture,
(ii) to the Warrant Agent, as registrar for the Warrants, a signed letter substantially in the form of Exhibit B to the each of the Warrant Agreements, or, as applicable, (iii) to the transfer agent for the Company's Common Stock, a signed letter substantially in the form provided by such transfer agent, each containing certain representations and agreements relating to the restrictions on transfer of the Securities and Shares;

         (d) outside the United States in compliance with Rule 904 under the Securities Act;

         (e) in accordance with the exemption from registration provided by Rule 144 under the Securities Act;

         (f) in accordance with another valid exemption from the registration requirements of the Securities Act; or

         (g) in accordance with a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer.

The Investor agrees that, prior to such transfer, it will furnish to the Company, and the Trustee, the Warrant Agent or the Transfer Agent, as applicable, an opinion of counsel if the Company so requests (other than with respect to a transfer pursuant to an effective registration statement under the Securities Act) and such certificates and other information as they may reasonably require to confirm that any transfer by the Investor of the Securities or the Shares complies with the foregoing restrictions and is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         5.2 The Investor acknowledges, represents and agrees that it will, and each subsequent holder will be required to, give each person to whom it transfers Securities or Shares notice of any restrictions on transfer of such Securities or Shares, if then applicable.

         5.3 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Securities and the Shares, or possession or distribution of offering materials in connection with the issuance of the Securities and the Shares, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities and Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agents are not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Securities and the Shares other than the Memorandum and the documents incorporated therein by reference.

         5.4 The Investor hereby covenants with the Company not to make any sale of (i) the Securities without complying with the provisions of this Agreement, the Registration Rights Agreement, the Indenture and the Warrant Agreements, as applicable, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and (ii) the Shares without complying with the provisions of this Agreement, the Registration Rights Agreement, the Indenture and the Warrant Agreements, as applicable, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the Securities and Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that, pursuant to the provisions of the Registration Rights Agreement, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

         5.5 The Investor acknowledges and agrees that, in compliance with the Warrant Agreements, except in the case of a "Cashless Exercise" of the Five-Year Warrants or the Five-Year Terminable Warrants that is in compliance with Section 3(a)(9) of the Securities Act and that is pursuant to Section 10(b) of the Five-Year Warrant Agreement or the Five-Year Terminable Warrant Agreement, as applicable, or in the case such Securities were sold pursuant to an effective shelf registration statement covering such Securities, until the end of the holding period under Rule 144(k) of the Securities Act, unless otherwise agreed by the Company in writing, in order to exercise the Warrants for Shares of Common Stock, such holder must, among other things, execute and deliver a letter for the benefit of the Company, substantially in the form included as Exhibit B to each of the Warrant Agreements.

         In compliance with the Indenture (with respect to Shares issued upon the conversion of Notes) or the Warrant Agreements (with respect to Shares issued upon exercise of Warrants), until the end of the holding period under Rule 144(k) of the Securities Act, unless otherwise agreed by the Company in writing, if a holder proposes to sell or transfer Shares other than pursuant to Section 5.1(g) above (unless such Shares have been issued pursuant to a valid exemption from the registration requirements under the Securities Act upon conversion of Notes or exercise of Warrants that have been transferred pursuant to Section 5.1(g) above), such purchaser or transferee must execute and deliver a letter for the benefit of the Company, substantially in the form included as Exhibit B to the Indenture, if such Shares were issued upon conversion of Notes, or substantially in the form included as Exhibit B to the appropriate Warrant Agreement, if such Shares were issued upon exercise of the Warrants.

         In addition to the foregoing, the Investor acknowledges and agrees that, prior to any such exercise or transfer described in this Section 5.5, it will furnish to the Company, and the Trustee, Warrant Agent or the Transfer Agent, as applicable, an opinion of counsel if the Company so requests (other than with respect to a transfer pursuant to an effective registration statement under the Securities Act) and such certificates and other information as they may reasonably require to confirm that any exercise by the Investor of the Warrants or transfer by the Investor of the Shares complies with the foregoing restrictions and is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         5.6 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and
(ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

         5.7 The Investor's purchase of the Securities is based on the Memorandum and discussions with the Company and the Placement Agents, and not as a result of any other communication, notice, letter advertisement, article, publication, news release, broadcast or other communication.

         5.8 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities or Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and Shares.

         6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, and the payment by the Investor for the Securities being purchased pursuant to this Agreement.

         7. Registration of the Shares. The registration rights granted in connection with the Securities are set forth in the Registration Rights Agreement, of even date herewith.

         8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed,
(iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

         (a) if to the Company, to:

                 TiVo Inc.
                 2160 Gold Street
                 Alviso, California  95002
                 Attn:  General Counsel
                 Phone:  (408) 519-9100
                 Telecopy:  (408) 519-5333

         (b) with a copy to:

                 Latham & Watkins
                 505 Montgomery Street, Suite 1900
                 San Francisco, California 94111
                 Attn:  Laura Gabriel, Esq.
                 Phone:  (415) 391-0600
                 Telecopy:  (415) 395-8095

         (c) if to the Investor, at its address on the First Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

         9. Termination. This Agreement shall terminate on the earlier of
(a) the date on which the Company and the Investor agree by mutual written consent to terminate this Agreement, (b) the Closing or (c) August 31, 2001.

         10. Waiver of Conflicts. Each party to this Agreement acknowledges that Latham & Watkins ("Latham"), counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in equity financings and other matters. Accordingly, each party to this Agreement hereby (1) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Latham represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Latham's representation of certain of the Investors in such unrelated matters and to Latham's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

         11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

         12. Allocation of Purchase Price Among Notes and Warrants. The parties to this Agreement acknowledge that, for United States federal income tax purposes and based on the relative fair market values of the Notes and the Warrants on the date hereof, the Company will allocate 81% of the Purchase Price to the Notes, 11% of the Purchase Price to the Five-Year Warrants, 6% of the Purchase Price to the One-Year Warrants and 2% of the Purchase Price to the Five-Year Terminable Warrants.

         13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         15. Governing Law. This Agreement shall be deemed to be a contract made under the laws of New York, and for all purposes shall be governed by and construed in accordance with the laws of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         17. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously entered into between the Company and the Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.




                                 EXHIBIT A

                          SECURITIES QUESTIONNAIRE


         Pursuant to Section 5.1 of the Agreement, please provide us with the following information:


1.       The exact name that your interests
         in the Securities are to be
         registered in:                            ________________________

2.       The relationship between the
         Investor and the registered holder
         listed in response to item 1 above:       ________________________

3.       The mailing address of the
         registered holder listed in response
         to item 1 above:                          ________________________

4.       The telephone number of the
         registered holder listed in response
         to item 1 above:                          ________________________

5.       The facsimile number of the
         registered holder listed in response
         to item 1 above:                          ________________________

6.       The Social Security Number or Tax
         Identification Number of the
         registered holder listed in the
         response to item 1 above:                 ________________________

7.       You represented in Annex I to the
         Purchase Agreement that you are an
         "accredited investor" (as defined in
         Rule 501(a)(1), (2), (3), (5), (6)
         or (7) of Regulation D under the
         Securities Act of 1933, as amended).
         Please indicate, by checking "yes"
         or "no" below, whether you are also
         a qualified institutional buyer (as
         defined in Rule 144A under the
         Securities Act of 1933, as amended):

|_|      Yes (Investor is a qualified
         institutional buyer)

|_|      No (Investor is not a qualified
         institutional buyer)





                                 EXHIBIT B

              SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

         The undersigned holder of 7% Convertible Senior Notes due 2006 ("notes") of TiVo Inc., a Delaware corporation (the "Company"), or of warrants ("warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "common stock"), or of shares of common stock issued or issuable upon conversion of the notes (such shares of common stock, the "Transfer Restricted Note Securities") or of common stock issued or issuable upon exercise of the warrants (such shares of common stock, the "Transfer Restricted Warrant Securities" and together with the notes, warrants and Transfer Restricted Note Securities, the "Transfer Restricted Securities"), understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Transfer Restricted Securities in accordance with the terms of the Registration Rights Agreement, dated as of August 28, 2001 (the "Registration Rights Agreement") among the Company and the initial holders of the notes and the warrants. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

         Each holder of Transfer Restricted Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a holder of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related prospectus or a supplement thereto (as so supplemented, the "Prospectus"), deliver the Prospectus to purchasers of Transfer Restricted Securities and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling securityholders in the Prospectus. Holders of Transfer Restricted Securities who do not complete, execute and return this Notice and Questionnaire (1) will not be named as selling securityholders in the Shelf Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Transfer Restricted Securities.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the Prospectus. Holders of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling securityholder in the Shelf Registration Statement and the Prospectus.

                                   Notice

         The undersigned holder (the "Selling Securityholder") of Transfer Restricted Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Transfer Restricted Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

         Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, the Company's directors and the Company's officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with certain statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

         The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                               Questionnaire

1.       (a)      Full Legal Name of Selling Securityholder:

                  _____________________________________________________________

         (b)      Full Legal Name of Registered Holder (if not the same as
                  (a) above) through which Transfer Restricted Securities listed in Item (3) below are held:

                  ____________________________________________________________

2.       Address for Notices to Selling Securityholder:

         ____________________________________________________________________

         ____________________________________________________________________

Telephone:
           ------------------------------------------------------------------

Fax:
      -----------------------------------------------------------------------

Contact Person:
               --------------------------------------------------------------

3.       Ownership of Transfer Restricted Securities:

         (a)      Type and amount of Transfer Restricted Securities owned:

                  __________________________________________________________

         (b) Type and amount of Transfer Restricted Securities to be registered:

                  __________________________________________________________

4. Ownership and Beneficial Ownership of Other Securities of the Company owned by the Selling Securityholder:

         Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Transfer Restricted Securities listed above in Item (3).

         (a) Type and Amount of Other Securities owned or beneficially owned:

                  __________________________________________________________

                  __________________________________________________________

         (b)      CUSIP No(s). of such Other Securities beneficially owned:

                  __________________________________________________________

5.       Relationship with the Company:

         Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

         State any exceptions here:

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________

6.       Plan of Distribution:

         Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts and commissions and/or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale,
         (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Transfer Restricted Securities short and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

         State any exceptions here:

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________

         Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Company.

                  The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

                  The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

                  In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand delivery, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

                  By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation, amendment or supplementation of the Shelf Registration Statement and the Prospectus.

                  The terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder with respect to the Transfer Restricted Securities owned by the Selling Securityholder and listed in Item (3) above. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made in the State of New York.

                  IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.


Date:
      ------------------------         --------------------------------------
                                       Selling Securityholder (Print or
                                       type full legal name of holder of
                                       Transfer Restricted Securities)


                                       By:
                                            -----------------------------------
                                       Name:
                                              ---------------------------------
                                       Title:
                                               --------------------------------


PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

                                       Company address


                                       Attention:
                                                  ----------------------------



                                       with a copy to:

                                       Company counsel

                                       Attention:
                                                 -----------------------------



                                 EXHIBIT C

                    FORM OF OPINION OF LATHAM & WATKINS

                              August ___, 2001

Robertson Stephens, Inc.
Thomas Weisel Partners LLC
Tucker Anthony Sutro Capital Markets, Inc.
Investors Listed on Schedule A Hereto
         c/o Robertson Stephens, Inc.
             555 California Street, Suite 2600
             San Francisco, CA  94104

             Re:  TiVo Inc.

Ladies and Gentlemen:

         We have acted as special counsel to TiVo Inc., a Delaware corporation (the "Company") in connection with the sale to the investors listed on Schedule A hereto (the "Investors") on the date hereof by the Company of $51,750,000 in aggregate principal amount of 7% Convertible Subordinated Notes due 2006 (the "Notes") convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), warrants (the "Investor Five-Year Warrants") to purchase 2,536,766 shares of Common Stock and units (the "Investor Units") consisting of warrants (the "Investor One-Year Warrants") to purchase 3,843,582 shares of Common Stock and warrants (the "Investor Five-Year Terminable Warrants" and, together with the Investor Five-Year Warrants and the Investor One-Year Warrants, the "Investor Warrants") to purchase 1,268,384 shares of Common Stock, pursuant to Note, Warrant and Unit Purchase Agreements, each dated as of August 23, 2001, between each Investor and the Company (collectively, the "Purchase Agreement"). The Notes, the Investor Five-Year Warrants and the Investor Units were offered to the Investors, on behalf of the Company, by Robertson Stephens, Inc. ("Robertson"), Thomas Weisel Partners LLC ("Weisel") and Tucker Anthony Sutro Capital Markets, Inc. ("Sutro") pursuant to a Private Placement Memorandum, dated August 23, 2001, including the documents incorporated by reference therein (the "Memorandum"). An additional 145,834 warrants (the "Robertson Five-Year Warrants," and together with the Investor Five-Year Warrants, the "Five-Year Warrants") and 220,960 units (the "Robertson Units," and together with the Investor Units, the "Units") consisting of 220,960 warrants (the "Robertson One-Year Warrants," and together with the Investor One-Year Warrants, the "One-Year Warrants") and 72,917 warrants (the "Robertson Five-Year Terminable Warrants," and, together with the Robertson Five-Year Warrants and the Robertson One-Year Warrants, the "Robertson Warrants," and the Robertson Five-Year Terminable Warrants, together with the Investor Five-Year Terminable Warrants, the "Five-Year Terminable Warrants," and the Five-Year Terminable Warrants together with the Five-Year Warrants and the One-Year Warrants, the "Warrants") were issued to Robertson pursuant to a Warrant and Unit Acquisition Agreement, dated as of the date hereof, between the Company and Robertson (the "Robertson Warrant Acquisition Agreement"). The Notes are being issued pursuant to an Indenture, dated as of the date hereof (the "Indenture"), between the Company and The Bank of New York, as trustee (in such capacity, the "Trustee"). The Five-Year Warrants are being issued pursuant to a Warrant Agreement, dated as of the date hereof (the "Five-Year Warrant Agreement") by and between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"). The One-Year Warrants are being issued pursuant to a Warrant Agreement, dated as of the date hereof (the "One-Year Warrant Agreement") by and between the Company and The Bank of New York, as warrant agent. The Five-Year Terminable Warrants are being issued pursuant to a Warrant Agreement, dated as of the date hereof (the "Five-Year Terminable Warrant Agreement," and together with the Five-Year Warrant Agreement and the One-Year Warrant Agreement, the "Warrant Agreements") by and between the Company and The Bank of New York, as warrant agent. This opinion is being rendered to you pursuant to Section 4.17 of the Purchase Agreement. The Purchase Agreement, the Indenture, the Notes, the Warrant Agreements, the Warrants and the Registration Rights Agreement (as defined in the Purchase Agreement) are sometimes referred to herein collectively as the "Operative Documents." Other capitalized terms used herein without definition have the meanings assigned to them in the Purchase Agreement.

         As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the above transaction do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. The Company is a corporation and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum. Based solely on certificates from public officials, we confirm that the Company is qualified to do business in California.

         2. The Purchase Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The issuance and sale of the Notes and Investor Warrants by the Company pursuant to the Purchase Agreement and the issuance of the Robertson Warrants pursuant to the Robertson Warrant Acquisition Agreement will not result in the violation by the Company of its Certificate of Incorporation or Bylaws, or the Delaware General Corporation Law or any federal or New York statute, rule, or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein).

         3. The Indenture has been duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         4. The Notes have been duly authorized by the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Investors in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and, to the best of our knowledge, free of preemptive or similar rights contained in the Company's agreements (the "Material Agreements") listed under Items 4 and 10 of the exhibit lists to the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, (ii) Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, (iii) Transition Report on Form 10-K for the one-month transition period ended January 31, 2001 and (iv) Quarterly Report on Form 10-Q for the quarter ended April 30, 2001, other than the participation rights described in the Stockholders and Registration Rights Agreement (the "AOL Agreement"), dated as of June 9, 2000, by and between the Company and America Online, Inc., which rights have been waived.

         5. The shares of Common Stock issuable as of the date hereof upon conversion of the Notes (the "Note Shares") have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and, to the best of our knowledge, free of preemptive or similar rights contained in the Material Agreements, other than the participation rights described in the AOL Agreement, which rights have been waived.

         6. The Five-Year Warrant Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         7. The Five-Year Warrants have been duly authorized by the Company and, when executed, issued and authenticated in accordance with the terms of the Five-Year Warrant Agreement and delivered to and paid for by the Investors and Robertson in accordance with the terms of the Purchase Agreement and the Robertson Warrant Acquisition Agreement, as applicable, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and, to the best of our knowledge, free of preemptive or similar rights contained in the Material Agreements, other than the participation rights described in the AOL Agreement, which rights have been waived.

         8. The shares of Common Stock issuable as of the date hereof upon exercise of the Five-Year Warrants (the "Five-Year Warrant Shares") have been duly authorized and reserved for issuance upon exercise of the Five-Year Warrants, and when issued and delivered upon receipt by the Company of the exercise price payable upon exercise of the Five-Year Warrants in accordance with the terms of the Five-Year Warrants and the Five-Year Warrant Agreement, will be validly issued, fully paid and nonassessable and, to the best of our knowledge, free of preemptive or similar rights contained in the Material Agreements, other than the participation rights described in the AOL Agreement, which rights have been waived.

         9. The One-Year Warrant Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         10. The One-Year Warrants have been duly authorized by the Company and, when executed, issued and authenticated in accordance with the terms of the One-Year Warrant Agreement and delivered to and paid for by the Investors and Robertson in accordance with the terms of the Purchase Agreement and the Robertson Warrant Acquisition Agreement, as applicable, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and, to the best of our knowledge, free of preemptive or similar rights contained in the Material Agreements, other than the participation rights described in the AOL Agreement, which rights have been waived.

         11. The shares of Common Stock issuable as of the date hereof upon exercise of the One-Year Warrants (the "One-Year Warrant Shares") have been duly authorized and reserved for issuance upon exercise of the One-Year Warrants, and when issued and delivered upon receipt by the Company of the exercise price payable upon exercise of the One-Year Warrants in accordance with the terms of the One-Year Warrants and the One-Year Warrant Agreement, will be validly issued, fully paid and nonassessable and, to the best of our knowledge, free of preemptive or similar rights contained in the Material Agreements, other than the participation rights described in the AOL Agreement, which rights have been waived.

         12. The Five-Year Terminable Warrant Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         13. The Five-Year Terminable Warrants have been duly authorized by the Company and, when executed, issued and authenticated in accordance with the terms of the Five-Year Terminable Warrant Agreement and delivered to and paid for by the Investors and Robertson in accordance with the terms of the Purchase Agreement and the Robertson Warrant Acquisition Agreement, as applicable, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and, to the best of our knowledge, free of preemptive or similar rights contained in the Material Agreements, other than the participation rights described in the AOL Agreement, which rights have been waived.

         14. The shares of Common Stock issuable as of the date hereof upon exercise of the Five-Year Terminable Warrants (the "Five-Year Terminable Warrant Shares" and, together with the Five-Year Warrant Shares and the One-Year Warrant Shares, the "Warrant Shares") have been duly authorized and reserved for issuance upon exercise of the Five-Year Terminable Warrants, and when issued and delivered upon receipt by the Company of the exercise price payable upon exercise of the Five-Year Terminable Warrants in accordance with the terms of the Five-Year Terminable Warrants and the Five-Year Terminable Warrant Agreement, will be validly issued, fully paid and nonassessable and, to the best of our knowledge, free of preemptive or similar rights contained in the Material Agreements, other than the participation rights described in the AOL Agreement, which rights have been waived.

         15. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         16. No registration under the Securities Act of the Notes or the Warrants, and no qualification of the Indenture under the Trust Indenture Act, is required for the purchase of the Notes and the Warrants by the Investors or Robertson in the manner contemplated by the Purchase Agreement, the Robertson Warrant Acquisition Agreement and the Memorandum. We express no opinion, however, as to when or under what circumstances any of the Notes, the shares of Common Stock issuable upon conversion of the Notes, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants may be reoffered or resold.

         The opinions rendered in paragraphs 5, 8, 11 and 14 relating to the fully paid and non-assessable nature of the Note Shares and the Warrant Shares are subject to the following assumptions with respect to any Notes and Warrants issued for consideration other than cash: (i) at the time of any conversion of such Notes or exercise of such Warrants, not less than the amount of the purchase price for such Notes or Warrants, as applicable, that has been determined to be capital in accordance with DGCL Section 152 has been paid by the purchaser to the Company, and (ii) the purchaser of any such Notes or Warrants is subject to a binding obligation to pay the Company the balance of the purchase price for such Notes or Warrants.

         The opinions rendered in paragraphs 2, 3, 4, 6, 7, 9, 10, 12, 13 and 15 relating to the enforceability of the Purchase Agreement, the Indenture, the Notes, the Warrant Agreements, the Warrants and the Registration Rights Agreement, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any liquidated damages provisions contained in the Indenture, the Notes, the Warrant Agreements, the Warrants or the Registration Rights Agreement; (v) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.7 of the Indenture; and (vi) we express no opinion with respect to whether acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Notes of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

                  With your permission, for purposes of the opinions rendered in paragraph 16, we have assumed that the representations and agreements of (i) each of the Investors and the Company contained in the Purchase Agreement, (ii) Robertson contained in the engagement letter between the Company and Robertson, dated June 18, 2001 and the Robertson Warrant Acquisition Agreement, (iii) Weisel contained in the engagement letter between the Company and Weisel dated July 23, 2001, and (iv) Sutro contained in the engagement letter between the Company and Sutro dated July 31, 2001, are accurate and have been and will be complied with.

         To the extent that the obligations of the Company under the Operative Documents may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each of the Investors, the Trustee and the Warrant Agent (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party;
(c) is duly qualified to engage in the activities contemplated by each such Operative Document; and (d) has duly authorized, executed and delivered each such Operative Document; (ii) with respect to each of the Investors, the Trustee and the Warrant Agent, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (iv) the Warrant Agent is in compliance, generally and with respect to acting as Warrant Agent under the Warrant Agreements, with all applicable laws and regulations. We express no opinion as to compliance by any parties to the Operative Documents with any state or federal laws or regulations applicable to the subject transaction because of the nature of their business.

         Our opinions set forth in paragraph 2 above are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the issuance and sale of securities.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.



                                 EXHIBIT D

                          FORM OF ESCROW AGREEMENT